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                                                                     EXHIBIT 4.1


                       INCORPORATED UNDER THE LAWS OF THE
                               STATE OF DELAWARE

Number _____               COVENTRY HEALTH CARE, INC.
                                                              "_________" Shares
                                 Series A Convertible Preferred Stock



         THIS CERTIFIES THAT ________________________, is the registered holder
of ______ (   ) Shares of Series A Preferred Stock of the Corporation
transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

                                SEE REVERSE SIDE

         IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ___ day of ____________, 1999.



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Secretary/Assistant Secretary              President/Executive Vice President